Phoenix Group Announces the Release of a New LED Technology

Monday November 8, 6:00 am ET

Lighting Science Inc. Prepares to Distribute New Light Bulb

DALLAS--(BUSINESS WIRE)--Nov. 8, 2004--The Phoenix Group Corporation (PINK SHEETS: PXGC) announced today that Lighting Science Inc., a wholly owned subsidiary, is preparing to distribute its new low-wattage alternative to incandescent light bulbs, a revolution in LED technology.

The executive team, consisting of Ron Lusk, chairman, Stan Waldrop, president, Phil Lacerte, executive vice president, Fred Maxik, chief technology officer and Shane Hartman, chief information officer, recently traveled to China to visit the manufacturing center where they placed an order for several thousand bulbs for distribution in the United States.

"Test results show the bulb's energy usage is as much as 90% less than that of a comparable 65-watt incandescent bulb. This leapfrog in LED technology is comparable to the microchip and software development of the early eighties," says Phil Lacerte. Lighting Science plans to have the bulbs available for distribution in early December.

About The Phoenix Group Corporation

The Phoenix Group Corporation, through its subsidiary, Lighting Science, Inc., designs and sells energy efficient lighting solutions based on LEDs (light emitting diodes). The company's patent pending designs and manufacturing processes enable affordable, efficient, and long lasting LED bulbs to be quickly deployed in existing lighting applications to realize immediate cost and environmental benefits.

Certain statements in the press release constitute "forward-looking statements" relating to The Phoenix Group Corporation and its subsidiaries within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding future events, our financial performance and operating results, our business strategy and our financing plans are forward-looking statements. In some cases you can identify forward-looking statements by terminology such as "may," "will," "would," "should," "could," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict, " "potential" or "continue, " the negative of such terms or other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements.

"Lighting Science," "Optimized Digital Lighting," and "ODL" are trademarks of Lighting Science, Inc. "Energy Saving Sharing Program" is a service mark of Lighting Science, Inc.